Bullion Monarch Mining Commences Legal Proceedings Against Newmont USA Limited

For immediate release April 30, 2008

Orem, Utah – Bullion Monarch Mining, Inc. (“BULM” [www.bullionmm.com]), a natural resource company with mining interests in gold, silver and oil, filed an action in the United States District Court, District of Nevada on April 28, 2008, against Newmont USA Limited, a Delaware corporation (“Newmont”) and wholly-owned subsidiary of Newmont Mining Corporation (“NEM”).

This matter involves Bullion’s attempt to collect additional royalties it believes are owed pursuant to a 1979 agreement between predecessors of Bullion and Newmont.  Pursuant to that agreement, Bullion ceased mining and exploration activities in the Lynn Mining District located in Northern Eureka County in Nevada and in a defined multiple square mile area of interest surrounding that mining district.  In return, Newmont (through its predecessor), as claimed by Bullion, agreed to pay Bullion a one percent royalty on any production in the Lynn Mining District and the area of interest that was described in the Agreement (the “Area of Interest.”).  Additional information regarding this legal action is contained in Bullion’s 8-K Current Report dated April 28, 2008, which was filed with the Securities and Exchange Commission today.

Forward-looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

Contact Information

Rob Morris robmorris@bullionmm.com

(801) 426-8111